UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
April 19, 2023
F5, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 5th Avenue
Seattle	,	WA	98104
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FFIV	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A (this “Current Report”) amends the Current Report on Form 8-K filed by F5, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 19, 2023 (the “Original Report”) and is being filed in order to supplement the Company’s disclosure under Item 2.05 of the Original Report. The Original Report otherwise remains unchanged.

Item 2.05	Costs Associated with Exit or Disposal Activities
As previously announced on April 19, 2023 and disclosed in the Original Report, the management of the Company initiated cost adjustments to better align strategic and financial objectives, optimize operations, and drive efficiencies for long-term growth and profitability, including a reduction in force affecting approximately 620 employees, or approximately 9% of the Company’s global workforce as of April 19, 2023. As part of the restructuring, the Company also expects to reduce its leased facilities.
The Company estimates the expenses associated with the headcount reductions will result in annualized savings of approximately $130 million. The Company expects it will incur approximately $45 million in severance benefits costs related to restructuring and other charges related to these actions in fiscal year 2023. The Company will also reduce some of its leased facilities space, consisting of lease termination and other facility costs. At the time of the Original Report, the Company was not able to estimate the cost of the reductions to leased facilities. On June 9, 2023, the Company made this determination and estimates the cost of the reductions to leased facilities to be approximately $8 million. The Company estimates the total cost of the restructuring to be approximately $53 million.
Potential position reductions are subject to legal requirements that vary by jurisdiction, which may extend the reduction process beyond fiscal year 2023 in certain cases. The charges that the Company expects to incur regarding the force reduction and other actions are subject to a number of assumptions, including legal requirements in various jurisdictions, and actual expenses may differ materially from the estimates disclosed above.

This report, including the exhibits attached hereto, contains forward-looking statements (such as our expectations), including, among other things, statements regarding the amount and timing of the expected actions and charges related to the announced costs adjustment plan. These forward-looking statements are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and of Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to, the Company’s ability to successfully implement the costs adjustment plan, including reduction in force and lease space reduction; possible changes, including unanticipated, in the size and components of the actions, expected charges and cash expenditures relating to the plan; effects on retaining, recruiting, and motivating personnel following implementation of the plan; and the impact of the plan on business operations, reputation, and client servicing. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and other documents that we may file from time to time, which could cause actual results to vary from such statements. The Company assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5, INC. (Registrant)
Date: June 9, 2023	By:	/s/ FRANCIS J. PELZER
Francis J. Pelzer
Executive Vice President and Chief Financial Officer
(principal financial officer and principal accounting officer)